February 7, 2008


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American
Depositary Receipts each
representing Three Ordinary
Shares of JA Solar
Holdings  Limited
(Form F6 File No. 333140009)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting in number of ordinary shares represented by one American
Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio for JA Solar
Holdings Limited.

The Prospectus has been revised to reflect the new ratio, and has been overstampted with:

Effective February 7, 2008 the Companys
American Depositary Share (ADS) Ratio
Changed from 1:3 (One ADS
Representing Three Ordinary Shares) to
1:1 (One ADSs Representing One
Ordinary Share).

Attached to this letter is a copy of a letter from JA Solar Holdings Limited Inc to The Bank of
New York requesting that the Ratio be changed.

Please contact me with any questions or
comments at 212 8158161

Anita Sung
Vice President
The Bank of New York Mellon  ADR Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286